Exhibit 23(d)2(12)b

                     First Amendment to Amended and Restated
                          Subadvisory Agreement between
                       Phoenix Variable Advisors, Inc.
                                       and
                Massachusetts Financial Services Company ("MFS")
                                 dated 11/11/03

                               FIRST AMENDMENT TO
                              AMENDED AND RESTATED
                              SUBADVISORY AGREEMENT
                          THE PHOENIX EDGE SERIES FUND

         THIS AMENDMENT made as of this 11th day of November, 2003 by and between Massachusetts Financial Services Company, a Delaware corporation having a place of business located at 500 Boylston Street, Boston, MA 02116 doing business as MFS Investment Management ("Subadviser") and Phoenix Variable Advisors, Inc., a Delaware corporation having a place of business located at One American Row, Hartford, Connecticut 06102-5056 ("Adviser").

                              W I T N E S S E T H:

         WHEREAS, Adviser and Subadviser are parties to that certain Amended and Restated Subadvisory Agreement dated February 13, 2003 (the "Agreement") pursuant to which Subadviser furnishes portfolio management services for the Phoenix-MFS Investors Growth Stock Series, Phoenix-MFS Investors Trust Series, and Phoenix-MFS Value Series of The Phoenix Edge Series Fund (the "Fund");

         WHEREAS, the parties mutually desire to amend the Agreement and agree that the amendments will be effective as of August 1, 2003.

         NOW, THEREFORE, the parties mutually agree that the Agreement is hereby amended as follows:

         1. Section 11(C) and item D of Schedule A of the Agreement are hereby amended to add the following sub-paragraph:

         The Sub-Adviser agrees to automatically provide, with substantially similar frequency and detail as provided to its other clients and proprietary funds, any written reports summarizing material or immaterial violations of the Massachusetts Financial Services Company MFS Funds Statement of Policy on Personal Securities Transactions ("MFS Code of Ethics") which involve Access Persons (as defined in the MFS Code of Ethics) that provide advisory services to the Fund.

         2. Schedule C of the Agreement, and all references thereto set forth in section 7 of the Agreement, are hereby deleted and replacement Schedule C attached hereto and made a part hereof, is hereby substituted in lieu thereof.

         3. Except as herein above modified, all other terms and provisions of the Agreement shall be and remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals as of the day and year first above written.

MASSACHUSETTS FINANCIAL                         PHOENIX VARIABLE ADVISORS, INC.
SERVICES COMPANY

By:  /s/                                  By:   /s/ Doreen A. Bonner
     ----------------------------               ----------------------------
     Title:                                     Title: Vice President

                                     AMENDED
                                     -------
                                   SCHEDULE C
                                   ----------

                          DATED AS OF AUGUST 1, 2003NK

                                 SUBADVISORY FEE

For services provided to the Fund pursuant to paragraph 3 hereof, the Adviser will pay to the Subadviser, on or before the 10th day of each month, a fee, payable in arrears, at the annual rates stated below, commencing on August 1, 2003:

                  Rate(s)                        Breakpoint based
                  -------                        on average of all
                                                 net assets of the
                                                 three Series under
                                                 management
                                                 ----------

                  0.400%                         $0 - $500 million
                  0.375%                         next $400 million
                  0.350%                         next $600 million
                  0.250%                         Excess over $1.5 billion


The fees shall be prorated for any month during which this Agreement is in effect for only a portion of the month. In computing the fee to be paid to the Subadviser, the net asset value of each Series shall be valued as set forth in the then current registration statement of the Fund. Payment of the monthly management fee will be accompanied by documentation that verifies the calculation of such fee.


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